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                                                                     EXHIBIT 4.4


                                 AMENDMENT NO. 1

         AMENDMENT NO. 1 dated as of October 4, 1999, among CLIENTLOGIC HOLDING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "Subsidiary Guarantors" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, collectively with the Company, the "Obligors"); each of the lenders that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and TORONTO DOMINION (TEXAS), INC., a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

         The Company, the Subsidiary Guarantors, the Lenders and the Agent are parties to a Credit Agreement dated as of May 25, 1999 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by said Lenders to the Company in an aggregate principal or face amount not exceeding $40,000,000. The Company, the Subsidiary Guarantors, the Lenders and the Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

         Section 2.01. Definitions. Section 1.01 of the Credit Agreement (Definitions) shall be amended by adding the following new definitions (to the extent not currently included in the Credit Agreement) and inserting the same in the appropriate alphabetical locations, and by amending the following definitions (to the extent currently included in the Credit Agreement) as follows:

                           "Adverbe" shall mean Groupe Adverbe International
                  S.A., a French corporation.

                           "Bank of Scotland Debt" shall mean Indebtedness of
                  the Cordena Group held by Bank of Scotland in an aggregate principal amount not to exceed 29,000,000 Dutch guilders.

                           "Cordena" shall mean Cordena Call Management B.V., a
                  Netherlands Antilles corporation.

                           "Cordena Acquisitions" shall mean, collectively, (a)
                  the acquisition by Foreign Holding Company of all of the capital stock of



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                  Cordena for an aggregate consideration (including the amount of any Indebtedness assumed) not to exceed 45,200,000 Dutch guilders, and (b) the acquisition by Foreign Holding Company of all of the capital stock of Adverbe, for an aggregate consideration (including Indebtedness assumed) not to exceed 61,000,000 French francs.

                           "Cordena Group" shall mean Cordena, Adverbe and their
                  respective Subsidiaries.

                           "Foreign Holding Company" shall mean ClientLogic
                  International Holding, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

                           "ING Debt" shall mean Indebtedness of the Cordena
                  Group held by ING Bank N.V. in an aggregate principal amount not to exceed 10,000,000 Dutch guilders.

                           "Tranche 2 Commitment Termination Date" shall mean
                  the fourth anniversary of the Closing Date.

         Section 2.02. Cordena Acquisitions. Section 9.08(d) of the Credit Agreement (Investments Consisting of Permitted Acquisitions) shall be amended by adding the following at the end thereof:

                  ", and the Cordena Acquisitions;"

         Section 2.03. Investments in the Cordena Group Financed by Equity.
Section 9.08(f) of the Credit Agreement (Investments in Subsidiaries that are not Subsidiary Guarantors) shall be amended by adding the following clause (z) at the end thereof

                  "and (z) Investments consisting of advances to members of the Cordena Group (which advances may be subordinated to the prior payment in full of the Bank of Scotland Debt) to the extent that (A) each such advance is financed solely with the proceeds of contributions to the common equity capital of the Company made concurrently with such Investment and (B) such advance is evidenced by a promissory note that is endorsed in blank and delivered in pledge to the Agent under the Security Agreement."

         Section 2.04. Bank of Scotland Debt. Section 9.07 of the Credit Agreement (Indebtedness) shall be amended as follows:

         (a) Clause (d) thereof shall be amended in its entirety to read as follows:

                           "(d) Guarantees of Indebtedness otherwise permitted
                  by this Section 9.07 (except that no Obligor may Guarantee or incur any of the Bank of Scotland Debt or the ING Debt);"



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         (b) The word "and" at the end of clause (j) thereof shall be deleted, the period at the end of clause (k) shall be replaced with "; and" and following new clause (1) shall be added:

                           "(1) Indebtedness of the Cordena Group consisting of
                  the Bank of Scotland Debt and the ING Debt".

         Section 2.05. Bank of Scotland Liens. Section 9.06 of the Credit Agreement (Liens) shall be amended by deleting the word "and" at the end of clause (1) thereof, replacing the period at the end of clause (m) with "; and" and by adding the following new clause (n):

                           "(n) Liens on Property of the Cordena Group securing
                  the Bank of Scotland Debt and the ING Debt."

         Section 2.06. Capital Expenditures by the Cordena Group. Section 9.10(c) of the Credit Agreement (Capital Expenditures in Connection with Permitted Acquisitions) shall be amended in its entirety to read as follows:

                           "(c) in addition, the Company and its Subsidiaries
                  may consummated Permitted Acquisitions and the Cordena Acquisitions (and any capital assets acquired in any such Permitted Acquisition or in the Cordena Acquisitions are not subject to the restrictions set forth in Section 9.10(a) hereof); and"

         Section 2.07. Treatment of Cash Flow and Indebtedness of the Cordena Group.

         (a) The definition of "Gross Cash Flow" in Section 1.01 of the Credit Agreement shall be amended by adding the following immediately following the first parenthetical phrase therein:

                  ", other than, solely for purposes of the definition of "Adjusted Cash Flow" in this Section 1.01, the Cordena Group,"

         (b) The reference to "Indebtedness of the Company and its Subsidiaries" in clause (a)(i) of the definition of "Total Debt to Cash Flow Ratio" in Section
1.01 of the Credit Agreement shall be replaced with a reference to the following:

                  "Indebtedness of the Company and its Subsidiaries (other than the Bank of Scotland Debt and the ING Debt)"

         (c) Clause (b) of the definition of "Cash Flow to Debt Service Ratio" in Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

                           "(b) Prospective Debt Service (other than any
                  Prospective Debt Service in respect of the Bank of Scotland Debt or the ING Debt) for such calculation date."



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         (d) Clause (b) of the definition of "Cash Flow to Interest Expense
Ratio" in Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

                           "(b) Interest Expense (other than any Interest
                  Expense in respect of the Bank of Scotland Debt or the ING
                  Debt) for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such calculation date."

         Section 3. Representations and Warranties. Each of the Obligors represents and warrants to the Lenders that (a) the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 8 to "this Agreement" included reference to this Amendment No. 1 and (b) as of the date hereof, no Default is continuing.

         Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

         Section 4.01. Execution by All Parties. This Amendment No. 1 shall have been executed and delivered by each of the parties hereto.

         Section 4.02. Documents. The Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance:

                  (1) Pledge of Intercompany Note. Each promissory note evidencing advances made by any of the Obligors to members of the Cordena Group (if any), duly endorsed in blank.

                  (2) Pledge of Cordena and Adverbe. Certificates representing shares of capital stock of each of Cordena and Adverbe (but only to the extent that the capital stock of such corporation is represented by certificates), representing at least 65% of the total capital stock of each such corporation, together with stock powers duly executed in blank.

                  (3) Bank of Scotland Documents and ING Documents. Copies of each of the documents or other instruments evidencing or governing the Bank of Scotland Debt and the ING Debt.

                  (4) Foreign Holding Corporation as a Subsidiary Guarantor. The Company shall have complied with its obligations under Section 9.18(b) of the Credit Agreement with respect to Foreign Holding Company.

         Section 5. Joinder by Foreign Holding Company. By its signature below, ClientLogic International Holding, Inc. hereby assumes all of the obligations of a "Subsidiary Guarantor" and an "Obligor" under the Credit Agreement and the other Basic



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Documents and agrees that it is, for all purposes of the Credit Agreement and the other Basic Documents, a Subsidiary Guarantor and an Obligor.

         Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.







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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                   CLIENTLOGIC HOLDING CORPORATION



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President



                                   SUBSIDIARY GUARANTORS

                                   LCS INDUSTRIES, INC.



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President



                                   CATALOG LIQUIDATORS, INC.



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President



                                   LCS CANADA, INC.



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President



                                   CATALOG RESOURCES, INC.



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President





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                                   SPEC HOLDINGS, INC.



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President



                                   THE SPECIALIST, LTD.



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President



                                   COMPUTER MARKETING SYSTEMS INC.



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President



                                   CLIENTLOGIC CORPORATION



                                   By /s/ GENE MORPHIS
                                     -------------------------------------------
                                      Title: Gene Morphis, Senior Vice President



                                   CLIENTLOGIC INTERNATIONAL HOLDING, INC.



                                   By /s/ STEVEN M. KAWALICK
                                     -------------------------------------------
                                      Title: Steven M. Kawalick, President





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                                   LENDERS

                                   TORONTO DOMINION (TEXAS), INC.



                                   By /s/ KIMBERLY BURLESON
                                     -------------------------------------------
                                      Title: Kimberly Burleson, Vice President



                                   THE BANK OF NOVA SCOTIA



                                   By /s/ ERIC M. KNIGHT
                                     -------------------------------------------
                                      Title: Eric M. Knight, Authorized
                                             Signatory



                                   AGENT

                                   TORONTO DOMINION (TEXAS), INC.,
                                   as Agent



                                   By /s/ KIMBERLY BURLESON
                                     -------------------------------------------
                                      Title: Kimberly Burleson, Vice President